Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor G. Dodig, Hratch Panossian, Kikelomo Lawal, and Michael G. Capatides as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of equity securities of Canadian Imperial Bank of Commerce (“CIBC”) to be offered to employees pursuant to the CIBC Retirement Savings Plan for U.S. Employees (formerly known as CIBC World Markets Incentive Savings Plan for U.S. Employees, into which the CIBC Bank USA Savings, Retirement & Employee Stock Ownership Plan, formerly known as PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, merged), the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, the PrivateBancorp, Inc. Strategic Long-Term Incentive Plan and the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors of CIBC, on one or more registration statements on Form S-8 under the Securities Act, including the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-218913) and other subsequent amendments and registration statements as may be filed relating to such equity securities and deferred compensation obligations and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of such equity securities and deferred compensation obligations, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

SIGNATURE	CAPACITY	DATE

/s/ Charles J.G. Brindamour	Director	January 25, 2021
Charles J.G. Brindamour

/s/ Michelle L. Collins	Director	January 25, 2021
Michelle L. Collins

/s/ Kevin J. Kelly	Director	January 25, 2021
Kevin J. Kelly

/s/ Nicholas D. Le Pan	Director	January 25 2021
Nicholas D. Le Pan